Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Newbury Street Trust: Tax-Exempt Fund, which is included in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 16, 2001